Exhibit 10.13

Loan Agreement made in 31st January 2008

Lender:
Penflow Technology (Asia) Limited, a company duly incorporated under the laws of Hong Kong (SAR) and having its registered office at 101, Stanhope House, 734 King's Road, Hong Kong (hereinafter "Penflow")

Borrower:	Home Touch Limited, a company duly incorporated under the laws of Hong Kong (SAR) and having its registered office at 101, Stanhope House, 734 King's Road, Hong Kong (hereinafter "HT")

Regarding the loan for Shelley Street project, Penflow agreed to borrow H1(1)3,000,000 to HT by following terms:

1.	Total Amount: HKD3,000,000
2.	Interest Amount: HKD 100,000
3.	Loan Period: From 1" Feb 2008 to 31' Jan 2010
4.	Collateral: No need

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their authorized representatives on the day and year first above written.

For and on behalf of	For and on behalf of
Penflow Technology (Asia) Limited	Home Touch Limited
By: Stella Yau /s/ Stella Yau	By: David Ng /s/ David Ng